SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       __________________________________
                                    FORM T-1
                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)_____

                       BANKAMERICA NATIONAL TRUST COMPANY
              (Exact name of trustee as specified in its charter)

                                 Not Applicable
  (Jurisdiction of incorporation or organization if not a U.S. national bank)

                                   95-3804037
                      (I.R.S. Employer Identification No.)

             One World Trade Center, New York, New York 10048-1191
              (Address of principal executive offices) (Zip Code)

                                General Counsel
                            Bank of America NT & SA
                         335 Madison Avenue, 4th Floor
                               New York, NY 10017
                                 (212) 503-8297
           (Name, address and telephone number of agent for services)
                              ----------------
                            BENEFICIAL CORPORATION
                (Exact name obligor as specified in its charter)

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
                  Delaware                                   51-003820
         (State or other jurisdiction of                  (I.R.S. Employer
         incorporation or organization)                  Identification No.)

            400 Bellvue Parkway                                19809
           Wilmington, Delaware                              (Zip Code)
(Address of principal executive offices)


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                                Debt Securities
                      (Title of the indenture securities)

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                                    GENERAL

     Item 1. General  Information.

     Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency, 250 E Street, S.W., Washington, D.C. 20219; Federal Deposit Insurance Corporation, 550 17th Street, N.W., Washington, D.C. 20429; Board of Governors of The Federal Reserve System, 20th and C Streets, N.W., Washington, D.C. 20551

          (b) Whether it is authorized to exercise corporate trust powers.

          Yes

Item 2. Affiliations with Obligor

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     The obligor is not an affiliate of the trustee. (See Note on Page 3)

Item 4. Trusteeships under Other Indentures.
        Medium-Term Notes Series F

Item 16. List of Exhibits

     List below are exhibits filed as a part of this statement of eligibility and qualification.

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Exhibit 1                 A copy of the Articles of Association
                             of the Trustee; incorporated herein by
                             reference to Exhibit 1 filed with Form
                             T-1 Statement, Registration No. 33-34670.

Exhibit 2                 A copy of the Certificate of Authority
                             to Commence Business of the Trustee,
                             incorporated herein by reference to
                             Exhibit 2 filed with Form T-1 Statement,
                             Registration No. 2-97868.

Exhibit 3                 Included in Exhibit 1.

Exhibit 4                 A copy of the existing by-laws of the
                             Trustee; incorporated herein by
                             reference to Exhibit 4 filed with Form T-1
                             Statement, Registration No. 33-34670.

Exhibit 5                 A copy of each indenture referred to in
                             Item 4 if the obligor is in default.

                             Not applicable.


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

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Exhibit 6                 Consents of BankAmerica National
                             Trust Company formerly Security Pacific
                             National Trust Company (New York) required by Section 321 (b) of the Trust Indenture Act of 1939; incorporated herein by reference to Exhibit 6, filed with Form T-1 Statement, Registration No. 2-97868.

Exhibit 7                 A copy of the latest report of the Trustee
                             published pursuant to the laws or the
                             requirements of its supervising or
                             examining authority.

Exhibit 8                 A copy of any order pursuant to which the
                             foreign trustee is authorized to act as
                             sole trustee under indentures qualified or to be qualified under the Act.

                             Not Applicable.

Exhibit 9                 Foreign trustees are required to file a
                             consent to service of process on Form F-X.

                             Not Applicable.


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                        _______________________________

                                      NOTE

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base responsive answers to Item 2 the answer to said Item is based on incomplete information.

     Item 2 may be considered correct unless amended by an amendment to this Form T-1.

                            SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, BankAmerica National Trust Company, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 24th day of January, 1995.



                                            BANKAMERICA NATIONAL TRUST COMPANY

                                            By
                                                     John P. McGurn
                                                     Assistant Vice President


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
                                                           Exhibit 7 to Form T-1
BANKAMERICA NATIONAL TRUST COMPANY
One World Trade Center, 18th Floor
New York City, NY  10006

FDIC Certificate Number 24430

Consolidated Report of Condition for
Insured Commercial Banks for September 30, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

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                                                                           DOLLAR AMOUNTS IN THOUSANDS BIL MIL THOU
- -------------------------------------------------------------------------------------------------------------------

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                                                 ASSETS
  1.  Cash and balances due from depository institutions (from Schedule RC-A):
      a. Noninterest-bearing balances and currency and coin [1]..........................................   283,902
      b. Interest-bearing balances [2]...................................................................    10,200
  2.  Securities:
      a. Held-to-maturity securities (from Schedule RC-B, column A)......................................     2,013
      b. Available-for-sale securities (from Schedule RC-B, column D)....................................     4,702
  3.  Federal funds sold and securities purchases under agreements to resell:
      a. Federal funds sold..............................................................................
      b. Securities purchased under agreements to resell.................................................
  4.  Loans and lease financing receivables:
      a. Loans and leases, net of unearned income (from Schedule RC-C)............................109,026
      b. LESS: Allowance for loan and lease losses....................................................436
      c. LESS: Allocated transfer risk reserve...........................................................
      d. Loans and leases, net of unearned income, allowance, and reserve (item 4.a minus 4.b and 4.c)...   108,590
  5.  Assets held in trading accounts (from Schedule RC-D)...............................................
  6.  Premises and fixed assets (including capitalized leases)...........................................       960
  7.  Other real estate owned............................................................................
  8.  Investments in unconsolidated subsidiaries and associated companies................................
  9.  Customer's liability to this bank on acceptances outstanding.......................................
 10.  Intangible assets (from Schedule RC-M).............................................................    17,473
 11.  Other assets (from Schedule RC-F)..................................................................   156,606
 12.  Total assets (sum of items 1 through 11............................................................   584,446
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[1] Includes cash items in process of collection and unposted debits.

[2] Includes time certificates of deposit not held in trading accounts.




SCHEDULE RC-CONTINUED

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                                                                           DOLLAR AMOUNTS IN THOUSANDS BIL MIL THOU
- -------------------------------------------------------------------------------------------------------------------

                                               LIABILITIES
 13.  Deposits:
      a. In domestic offices (sum of totals of columns A and C from Schedule RC-E).......................   266,318
      (1) Noninterest-bearing [1]........................................................................   266,318
      (2) Interest-bearing...............................................................................
      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs...................................
      (1) Noninterest-bearing............................................................................
      (2) Interest-bearing...............................................................................
 14.  Federal funds purchased and securities sold under agreements to repurchase:
      a. Federal funds purchased.........................................................................
      b. Securities sold under agreements to repurchase..................................................
 15.  Demand notes issued to the U.S. Treasury...........................................................
 16.  Other borrowed money...............................................................................   155,748
 17.  Mortgage indebtedness and obligations under capitalized leases.....................................
 18.  Bank's liability on acceptances executed and outstanding...........................................
 19.  Notes and debentures subordinated to deposits......................................................
 20.  Other liabilities (from Schedule RC-G).............................................................    31,126
 21.  Total liabilities (sum of items 13 through 20).....................................................   453,192
 22.  Limited-life preferred stock.......................................................................
EQUITY CAPITAL
 23.  Perpetual preferred stock..........................................................................
 24.  Common Stock.......................................................................................       500
 25.  Surplus............................................................................................   139,063
 26.  (a) Undivided profits and capital reserves.........................................................    (8,311)
 26.  (b) Net unrealized holding gains (losses) on available for sale securities.........................         2
 27.  Cumulative foreign currency translation adjustments................................................
 28.  Total equity capital (sum of items 23 through 27)..................................................   134,654
 29.  Total liabilities, limited-life preferred stock, and equity capital (sum of items 21,22 and 28)....   584,446
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1] Includes  total  demand  deposits and  noninterest-bearing  time  and savings deposits.